UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2005

PLAINS EXPLORATION & PRODUCTION COMPANY

(Exact name of registrant as specified in charter)

Delaware	33-0430755
(State of Incorporation)	(I.R.S. Employer Identification No.)

001-31470

(Commission File No.)

700 Milam, Suite 3100

Houston, Texas 77002

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (713) 579-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d2-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d2-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 17, 2005, the Organization & Compensation Committee of the Board of Directors of Plains Exploration & Production Company (“Plains”) determined the discretionary annual cash bonus awards to be made to named executive officers of Plains for fiscal 2004. Payment of bonuses is based on the achievement of performance measures considered by the Committee. Generally, these performance measures are based on meeting certain financial, operational and individual performance criteria.

The awards earned in 2004, which will be paid in late February 2005, are as follows:

Name and Title	Bonus Amount
James C. Flores, Chairman of the Board, President and Chief Executive Officer	$800,000

Stephen A. Thorington, Executive Vice President and Chief Financial Officer	$400,000

John F. Wombwell, Executive Vice President, General Counsel and Secretary	$400,000

Thomas M. Gladney, Executive Vice President – Exploration & Production	$400,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: February 24, 2005	/s/ Stephen A. Thorington
Stephen A. Thorington
Executive Vice President and Chief Financial Officer